NEWS RELEASE

The Andersons, Inc. Reports Second Quarter 2019 Results

Maumee, Ohio, August 6, 2019 - The Andersons, Inc. (NASDAQ: ANDE) announces financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights:

•	Company reports net income of $29.9 million, or $0.91 per diluted share, and adjusted net income of $32.3 million, or $0.98 per diluted share.

•	Adjusted EBITDA increases year over year by almost 50 percent to $88.6 million.

•	Trade Group reports pretax income of $23.7 million and adjusted pretax income of $27.0 million on strong corn and wheat basis appreciation and cash trading.

•	Ethanol Group records pretax income of $2.6 million in a challenging margin environment.

•	Plant Nutrient Group records pretax income of $15.9 million despite significantly lower primary and specialty nutrient sales volumes.

•	Rail Group earns $3.2 million of pretax income on steady railcar leasing income.

“Extremely wet weather in many of our core grain origination markets benefited our Trade Group but hurt both our Ethanol and Plant Nutrient Groups during the quarter. The resulting market conditions illustrated perfectly the value of the more diversified, newly integrated portfolio we now operate in our Trade Group,” said President and CEO Pat Bowe. “We were able to capitalize on merchandising opportunities caused by grain and feed ingredient price volatility. However, we’re concerned about the implications of a smaller corn crop on the utilization of our eastern grain assets for the remainder of this year and into 2020.”

$ in millions, except per share amounts	Q2 2019	Q2 2018	Variance	YTD 2019	YTD 2018	Variance
Pretax Income (Loss) Attributable to the Company[1]	$40.9	$29.3	$11.6	$21.5	$27.3	$(5.8)
Adjusted Pretax Income (Loss)[1]	$44.1	$29.3	$14.8	$36.3	$27.3	$9.0
Trade (Grain) Group	$27.0	$8.7	$18.3	$21.1	$7.5	$13.6
Ethanol Group	$2.6	$7.3	$(4.7)	$5.2	$10.4	$(5.2)
Plant Nutrient Group	$15.9	$15.1	$0.8	$12.0	$16.2	$(4.2)
Rail Group	$3.2	$0.9	$2.3	$7.5	$4.9	$2.6
Other	$(4.6)	$(2.8)	$(1.8)	$(9.5)	$(11.7)	$2.2
Net Income (Loss)[1]	$29.9	$21.5	$8.4	$15.9	$19.8	$(3.9)
Adjusted Net Income (Loss)[1]	$32.3	$21.5	$10.8	$27.0	$19.8	$7.2
Diluted EPS	$0.91	$0.76	$0.15	$0.48	$0.70	$(0.22)
Adjusted Diluted EPS	$0.98	$0.76	$0.22	$0.82	$0.70	$0.12
EBITDA	$85.4	$59.7	$25.7	$114.0	$87.3	$26.7
Adjusted EBITDA	$88.6	$59.7	$28.9	$128.9	$87.3	$41.6
1 Excludes net income (loss) attributable to the noncontrolling interests of ($0.5) in Q2 2019, ($0.1) in Q2 2018, ($0.6) for year-to-date 2019 and ($0.4) for year-to-date 2018.

“The Trade Group’s adjusted results were strong, as basis appreciation and good merchandising results helped offset weakness in the food and specialty ingredients units,” Bowe continued. “The Ethanol Group remained profitable in a considerably compressed margin environment. As expected, the Plant Nutrient Group’s results were hurt by substantially lower primary and specialty nutrient volumes due to the wet spring, but margins were stronger, resulting in improved year-over-year pretax income. The Rail Group performed well, primarily due to solid leasing results.”

Further Adjustments Related to the Lansing Acquisition

The company continues to refine its purchase price allocation. While the net adjustments recorded during the quarter were negligible, the group also incurred $0.4 million, or $0.01 per diluted share, of incremental depreciation and amortization expenses based on a revised revaluation of acquired fixed assets and definite-lived intangibles. The group now expects to incur incremental depreciation and amortization of $2.4 million each quarter through 2021.

As it did in the first quarter, the company has recast second quarter 2018 pretax income for the former Grain Group and the Ethanol Group to conform to segment reporting changes made in conjunction with the acquisition of Lansing Trade Group. The changes resulted in a reclassification of $1.2 million in pretax income from the Grain Group to the Ethanol Group. The company expects similar adjustments for each quarter of 2018.

Second Quarter Segment Overview

Trade Group Records Excellent Results on Increased Volatility and Strong Merchandising Results; Announces Pending Sale of Ontario Agronomy Business

With the closing of the Lansing acquisition effective January 1, 2019, Trade Group results now include the consolidated operating results of both Lansing and Thompsons Limited.

The Trade Group recorded pretax income of $23.7 million and adjusted pretax income of $27.0 million for the quarter. Adjustments include $3.1 million for pretax impairment charges on the Trade Group’s remaining Tennessee assets. As noted above, the group also incurred $0.4 million of incremental depreciation and amortization expenses. The former Grain Group recorded pretax income of $8.7 million in the second quarter of 2018.

•	Income from merchandising activities was strong due to significant market volatility.

•	Profit from grain originations and the group’s assets was up on significant corn and soft red wheat basis appreciation.

•	The integration of Lansing and Thompsons continued to progress well.

Due in large part to the Lansing acquisition, the group’s second quarter 2019 EBITDA and adjusted EBITDA were $44.8 million and $48.0 million, respectively, which reflect improvements in both the legacy and acquired businesses.

The group also announced that it has reached an agreement to sell the agronomy assets of Thompsons Limited, a wholly owned subsidiary in Ontario, Canada, to Sylvite Holdings Inc. of Burlington, Ontario. The sale is expected to close in September 2019. The Andersons will continue to own and operate Thompsons’ grain storage and food processing facilities in Ontario.

Ethanol Group Remains Profitable Despite Weak Industry Margins

The Ethanol Group earned pretax income of $2.6 million in the second quarter compared to the $7.3 million of pretax income it earned in the same period in 2018.

•	Margins were extremely weak, but ethanol and corn oil yields continued to improve.

•	The group selectively reduced production in response to the margin environment

•	Third party ethanol trading increased sales volumes and margins.

The group is in the process of commissioning its state-of-the-art bio-refinery in Kansas in partnership with ICM, Inc. The plant will produce low-carbon ethanol targeted for the higher-margin California market and several higher-value coproducts.

Plant Nutrient Group Income Grows Year Over Year

The Plant Nutrient Group recorded pretax income of $15.9 million in the second quarter compared to pretax income of $15.1 million in the prior year period.

•
For the second consecutive quarter, both primary and specialty nutrient volumes significantly lagged prior year amounts due to unprecedented wet weather across our selling region, reducing planted corn acres.

•	Improved margins per ton driven by cost containment, operational efficiency and product mix offset the impact of the volume shortfall.

•	Inventory carrying costs increased year over year due to delayed and reduced planting.

The group’s current quarter EBITDA was $24.9 million, a slight increase over 2018 second quarter results.

Rail Group Results Highlighted by Steady Leasing Income

The Rail Group earned second quarter pretax income of $3.2 million compared to $0.9 million in the same period of the prior year. Prior year results included a $4.7 million impairment charge on railcars the group later scrapped.

•	Railcar leasing income rose year over year on stronger utilization and more cars on lease but was offset in part by increased allowances for doubtful accounts.

•	Income from car sales was negligible.

•	Service and other pretax income fell significantly, largely due to workers compensation and other expenses and lower sales volumes at certain repair facilities.

The group’s second quarter 2019 EBITDA of $15.8 million was comparable to second quarter 2018 EBITDA before considering the 2018 impairment charge.

Conference Call

The company will host a webcast on Wednesday, August 7, 2019, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its updated outlook for 2019. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 9055829). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: http://edge.media-server.com/mmc/p/izr35eyr . Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the Company website at www.andersonsinc.com.

Forward-Looking Statements
This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes adjusted pretax income, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. Adjusted pretax income, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA do not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within the financial tables provided in the release.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Sales and merchandising revenues	$2,325,041	$911,402	$4,301,833	$1,547,141
Cost of sales and merchandising revenues	2,164,313	820,928	4,031,441	1,392,962
Gross profit	160,728	90,474	270,392	154,179
Operating, administrative and general expenses	106,918	59,853	220,267	124,110
Asset impairment	3,081	6,272	3,081	6,272
Interest expense	15,727	7,825	31,637	14,824
Other income:
Equity in earnings (loss) of affiliates	(157)	9,803	1,362	13,376
Other income, net	5,563	2,828	4,049	4,514
Income (loss) before income taxes	40,408	29,155	20,818	26,863
Income tax provision (benefit)	10,997	7,742	5,555	7,432
Net income (loss)	29,411	21,413	15,263	19,431
Net income (loss) attributable to the noncontrolling interests	(477)	(116)	(632)	(398)
Net income (loss) attributable to The Andersons, Inc.	$29,888	$21,529	$15,895	$19,829
Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.92	$0.76	$0.49	$0.70
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.91	$0.76	$0.48	$0.70

The Andersons, Inc.
Reconciliation to Adjusted Net Income (unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net income (loss) attributable to The Andersons, Inc.	$29,888	$21,529	$15,895	$19,829
Items impacting other income, net of tax:
One time acquisition costs	(907)	—	5,209	—
Transaction related stock compensation	1,010	—	3,572	—
Asset impairment	2,311	—	2,311	—
Total adjusting items	2,414	—	11,092	—
Adjusted net income (loss) attributable to The Andersons, Inc.	$32,302	$21,529	$26,987	$19,829

Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$0.91	$0.76	$0.48	$0.70

Impact on diluted earnings per share	0.07	—	0.34	—
Adjusted diluted earnings (loss) per share	$0.98	$0.76	$0.82	$0.70

The Andersons, Inc.
Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$11,087	$22,593	$58,611
Accounts receivable, net	712,294	207,285	218,476
Inventories	753,641	690,804	495,611
Commodity derivative assets – current	233,015	51,421	54,259
Other current assets	58,439	50,703	42,648
Assets held for sale	151	392	9,816
Total current assets	1,768,627	1,023,198	879,421

Other assets:
Commodity derivative assets – noncurrent	6,161	480	1,008
Other assets, net	346,531	127,503	138,201
Right of use asset, net	74,073	—	—
Equity method investments	120,929	242,326	232,159
	547,694	370,309	371,368
Rail Group assets leased to others, net	559,711	521,785	458,424
Property, plant and equipment, net	695,827	476,711	408,575
Total assets	$3,571,859	$2,392,003	$2,117,788

Liabilities and equity
Current liabilities:
Short-term debt	$426,125	$205,000	$185,000
Trade and other payables	527,250	462,535	282,221
Customer prepayments and deferred revenue	49,761	32,533	16,103
Commodity derivative liabilities – current	69,369	32,647	85,160
Accrued expenses and other current liabilities	165,383	79,046	74,512
Current maturities of long-term debt	66,678	21,589	13,700
Total current liabilities	1,304,566	833,350	656,696

Right of use liability	48,401	—	—
Other long-term liabilities	18,398	32,184	30,325
Commodity derivative liabilities – noncurrent	3,985	889	3,202
Employee benefit plan obligations	22,019	22,542	26,131
Long-term debt, less current maturities	1,007,012	496,187	435,580
Deferred income taxes	146,839	130,087	118,864
Total liabilities	2,551,220	1,515,239	1,270,798
Total equity	1,020,639	876,764	846,990
Total liabilities and equity	$3,571,859	$2,392,003	$2,117,788

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2019
Income (loss) before income taxes	$23,731	$2,172	$15,903	$3,180	$(4,578)	$40,408
Income (loss) attributable to the noncontrolling interest	—	(477)	—	—	—	(477)
Income (loss) before income taxes attributable to The Andersons, Inc.	23,731	2,649	15,903	3,180	(4,578)	40,885
Interest expense	10,243	(906)	2,386	4,181	(177)	15,727
Depreciation and amortization	10,837	48	6,631	8,389	2,850	28,755
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$44,811	$1,791	$24,920	$15,750	$(1,905)	$85,367
Adjusting items impacting EBITDA:
One time acquisition costs	(1,209)	—	—	—	—	(1,209)
Transaction related stock compensation	1,346	—	—	—	—	1,346
Asset impairment	3,081	—	—	—	—	3,081
Total adjusting items	3,218	—	—	—	—	3,218
Adjusted EBITDA	$48,029	$1,791	$24,920	$15,750	$(1,905)	$88,585
Three months ended June 30, 2018
Income (loss) before income taxes	$8,707	$7,179	$15,124	$944	$(2,799)	$29,155
Income (loss) attributable to the noncontrolling interests	—	(116)	—	—	—	(116)
Income (loss) before income taxes attributable to The Andersons, Inc.	8,707	7,295	15,124	944	(2,799)	29,271
Interest expense	3,930	(271)	1,642	2,718	(194)	7,825
Depreciation and amortization	4,126	1,517	6,769	7,119	3,022	22,553
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$16,763	$8,541	$23,535	$10,781	$29	$59,649
Six months ended June 30, 2019
Income (loss) before income taxes	$6,268	$4,589	$11,974	$7,492	$(9,505)	$20,818
Income (loss) attributable to the noncontrolling interests	—	(632)	—	—	—	(632)
Income (loss) before income taxes attributable to The Andersons, Inc.	6,268	5,221	11,974	7,492	(9,505)	21,450
Interest expense	21,158	(1,730)	4,647	7,860	(298)	31,637
Depreciation and amortization	25,036	187	13,294	16,664	5,775	60,956
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$52,462	$3,678	$29,915	$32,016	$(4,028)	$114,043
Adjusting items impacting EBITDA:
One time acquisition costs	6,945	—	—	—	—	6,945
Transaction related stock compensation	4,762	—	—	—	—	4,762
Asset impairment	3,081	—	—	—	—	3,081
Total adjusting items	14,788	—	—	—	—	14,788
Adjusted EBITDA	$67,250	$3,678	$29,915	$32,016	$(4,028)	$128,831
Six months ended June 30, 2018
Income (loss) before income taxes	$7,460	$9,953	$16,215	$4,913	$(11,678)	$26,863
Income (loss) attributable to the noncontrolling interests	—	(398)	—	—	—	(398)
Income (loss) before income taxes attributable to The Andersons, Inc.	7,460	10,351	16,215	4,913	(11,678)	27,261
Interest expense	6,889	(311)	3,082	5,086	78	14,824
Depreciation and amortization	8,143	3,026	13,497	14,288	6,278	45,232
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$22,492	$13,066	$32,794	$24,287	$(5,322)	$87,317

The Andersons, Inc.
Segment Data (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2019
Revenues from external customers	$1,766,305	$245,143	$270,577	$43,016	$—	$2,325,041
Gross profit	102,846	4,312	38,798	14,772	—	160,728
Equity in earnings (loss) of affiliates	(1,614)	1,457	—	—	—	(157)
Other income, net	3,818	194	570	329	652	5,563
Income (loss) before income taxes	23,731	2,172	15,903	3,180	(4,578)	40,408
Income (loss) attributable to the noncontrolling interests	—	(477)	—	—	—	(477)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$23,731	$2,649	$15,903	$3,180	$(4,578)	$40,885
Three months ended June 30, 2018
Revenues from external customers	$365,100	$201,758	$303,106	$41,438	$—	$911,402
Gross profit	33,887	5,862	37,167	13,558	—	90,474
Equity in earnings of affiliates	5,510	4,293	—	—	—	9,803
Other income, net	1,248	(476)	622	675	759	2,828
Income (loss) before income taxes	8,707	7,179	15,124	944	(2,799)	29,155
Income (loss) attributable to the noncontrolling interest	—	(116)	—	—	—	(116)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$8,707	$7,295	$15,124	$944	$(2,799)	$29,271
Six months ended June 30, 2019
Revenues from external customers	$3,364,326	$453,974	$399,102	$84,431	$—	$4,301,833
Gross profit	171,835	8,120	59,732	30,705	—	$270,392
Equity in earnings of affiliates	(1,745)	3,107	—	—	—	$1,362
Other income, net	828	278	1,137	538	1,268	$4,049
Income (loss) before income taxes	6,268	4,589	11,974	7,492	(9,505)	$20,818
Income (loss) attributable to the noncontrolling interests	—	(632)	—	—	—	$(632)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$6,268	$5,221	$11,974	$7,492	$(9,505)	$21,450
Six months ended June 30, 2018
Revenues from external customers	$641,126	$375,422	$438,723	$91,870	$—	$1,547,141
Gross profit	59,111	9,554	59,404	26,110	—	154,179
Equity in earnings of affiliates	7,497	5,879	—	—	—	13,376
Other income, net	1,573	138	1,274	691	838	4,514
Income (loss) before income taxes	7,460	9,953	16,215	4,913	(11,678)	26,863
Income (loss) attributable to the noncontrolling interest	—	(398)	—	—	—	(398)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$7,460	$10,351	$16,215	$4,913	$(11,678)	$27,261
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.